                                                                   EXHIBIT 10.18


                                $28,500,000


            COMMON STOCK AND PREFERRED STOCK PURCHASE AGREEMENT


                    Dated as of ________________, 1997


                                  between


                     ERP OPERATING LIMITED PARTNERSHIP
                               as Purchaser,

                                    and

                      WELLSFORD REAL PROPERTIES, INC.
                                as Company

                             TABLE OF CONTENTS

Article                                                                Page


1    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Terms Generally . . . . . . . . . . . . . . . . . . . . . . .   7

2    THE AGGREGATE COMMITMENTS. . . . . . . . . . . . . . . . . . . . .   7
     2.1  The Closing Date Purchase Commitment. . . . . . . . . . . . .   7
     2.2  Payment of the Closing Date Purchase Commitment . . . . . . .   9
     2.3  Term Purchase Commitment. . . . . . . . . . . . . . . . . . .   9
     2.4  Notice of Purchase. . . . . . . . . . . . . . . . . . . . . .   9
     2.5  Certificates. . . . . . . . . . . . . . . . . . . . . . . . .   9

3    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . .  10
     3.1  Organization; Powers. . . . . . . . . . . . . . . . . . . . .  10
     3.2  Authorization . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.3  The Capital Stock . . . . . . . . . . . . . . . . . . . . . .  10
     3.4  Enforceability. . . . . . . . . . . . . . . . . . . . . . . .  11
     3.5  Governmental Approvals. . . . . . . . . . . . . . . . . . . .  11
     3.6  Financial Statements. . . . . . . . . . . . . . . . . . . . .  11
     3.7  Title to Properties; Default Under Agreements . . . . . . . .  11
     3.8  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.9  Litigation; Compliance with Laws. . . . . . . . . . . . . . .  12
     3.10 Agreements. . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.11 Investment Company Act; Public Utility Holding Company Act. .  12
     3.12 Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.13 No Material Misstatements . . . . . . . . . . . . . . . . . .  12
     3.14 Employee Benefit Plans. . . . . . . . . . . . . . . . . . . .  12
     3.15 Environmental and Safety Matters. . . . . . . . . . . . . . .  13

4    CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . .  13
     4.1  First Purchase. . . . . . . . . . . . . . . . . . . . . . . .  13
     4.2  All Purchases . . . . . . . . . . . . . . . . . . . . . . . .  14

5    AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . .  15
     5.1  Existence: Businesses and Properties. . . . . . . . . . . . .  15
     5.2  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     5.3  Obligations and Taxes . . . . . . . . . . . . . . . . . . . .  15
     5.4  Financial Statements, Reports, etc. . . . . . . . . . . . . .  16
     5.5  Litigation and Other Notices. . . . . . . . . . . . . . . . .  17
     5.6  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     5.7  Maintaining Records; Access to Properties and Inspections . .  17
     5.8  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .  17
     5.9  Issuance of Preferred Stock and Class A Common Stock. . . . .  17
     5.10 Election as Director. . . . . . . . . . . . . . . . . . . . .  17
     5.11 Voting of Stock . . . . . . . . . . . . . . . . . . . . . . .  18
     5.12 Sale of Common Stock or Preferred Stock . . . . . . . . . . .  18
     5.13 Confidentiality.. . . . . . . . . . . . . . . . . . . . . . .  19

6    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .  19

7    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     7.1  Termination of the Agreement. . . . . . . . . . . . . . . . .  21
     7.2  Securities Law Matters. . . . . . . . . . . . . . . . . . . .  21
     7.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

     7.4  Survival of Agreement . . . . . . . . . . . . . . . . . . . .  23
     7.5  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . .  23
     7.6  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . .  24
     7.7  Applicable Law. . . . . . . . . . . . . . . . . . . . . . . .  24
     7.8  Waivers; Amendment. . . . . . . . . . . . . . . . . . . . . .  24
     7.9  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .  24
     7.10 Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . .  24
     7.11 Severability. . . . . . . . . . . . . . . . . . . . . . . . .  24
     7.12 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     7.13 Jurisdiction; Consent to Service of Process.. . . . . . . . .  25

                      INDEX OF EXHIBITS AND SCHEDULES

                                 EXHIBITS

          Exhibit A - Articles Supplementary Classifying Preferred Stock Exhibit B - Purchase Notice
          Exhibit C - Articles of Incorporation and Bylaws of the Company Exhibit D - Opinion of Counsel
          Exhibit E - Securities Information
          Exhibit F - Registration Rights Agreement
          Exhibit G - Class A Common Stock Terms



                                 SCHEDULES

          Schedule 3.3   -
          Options
          Schedule 3.4   -
          Governmental Approvals
          Schedule 3.8   -
          Subsidiaries
          Schedule 3.9   -
          Litigation
          Schedule 3.15  -
          Environmental and Safety Matters

            COMMON STOCK AND PREFERRED STOCK PURCHASE AGREEMENT


     This COMMON STOCK AND PREFERRED STOCK PURCHASE AGREEMENT dated as of ___________, 1997, (this "Agreement") is entered into between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (the "Purchaser") and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation (the "Company").

     In accordance with the terms and subject to the conditions set forth in this Agreement, the Purchaser has agreed to purchase from the Company
(i) on the Closing Date the number of shares of Class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock") equal to the Closing Date Purchase Commitment divided by the Issuance Price, and
(ii) at any time during the Purchase Term, the aggregate number of shares of Series A Convertible Redeemable Preferred Stock of the Company (the "Preferred Stock") having the terms set forth in Exhibit A hereto, not in excess of the Term Purchase Commitment at the Purchase Price on the date of any such purchase.

     Accordingly, the Company and the Purchaser agree as follows:


                                 ARTICLE 1

                                DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Aggregate Purchase Commitment" shall mean the Purchaser's Closing Date Purchase Commitment and Term Purchase Commitment.

          "Agreement" shall have the meaning ascribed to such term in the preamble hereto.

          "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Illinois) on which banks are open for business in Chicago.

          "Capital Lease" shall mean any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any Capital Lease.

          A "Change in Control" shall be deemed to have occurred with respect to the Company if (a) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than the Purchaser or any of its Affiliates shall own, directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) a change shall occur during any period in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of such period (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office.

          "Closing Date" shall mean
     ______________________________________.

          "Closing Date Purchase Commitment" shall mean the commitment of Purchaser to purchase the number of shares of Class A Common Stock equal to $3,500,000 divided by the Issuance Price on the Closing Date.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Class A Common Stock" shall have the meaning set forth in the preamble hereto.

          "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

          "Control" including the terms "Controlling", "Controlled by" and "under common Control with", shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "ERISA" shall mean Employment Retirement Income Securities Act, 29 USC 1001, et. seq. (1974), as amended.

          "ERISA Affiliate" shall mean an affiliate as defined in
     Section 407(d)(7) of ERISA.

          "Event of Default" shall have the meaning given such term in
     Article 6.

          "Fiscal Year" shall mean the fiscal year of the Company as provided in the Bylaws of the Company.

          "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

          "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Gross Sales Price Per Share of Common Stock" shall mean (a) the gross proceeds from all sales of Common Stock to institutional purchasers taking place on or prior to the Closing Date and subject to written commitments to purchase from institutional purchasers received on or prior to the Closing Date, divided by (b) the aggregate number of shares so sold and subject to such commitments.

          "Guarantee," when used with respect to any Person, shall mean the incurrence of any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purpose or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements of items by any Person for collection or deposit in the ordinary course of business.

          "Indebtedness" as applied to any Person shall mean (without duplication) (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed, including, without limitation, Capital Lease Obligations of such Person, (b) any indebtedness incurred other than in the ordinary course of business, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (c) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise, (d) any Indebtedness of the character referred to in clauses (a), (b) or
     (c) of this definition deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable and (e) any Indebtedness of any other Person of the character referred to in subdivision (a), (b), (c) or (d) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guarantee, including, without limitation, any such Indebtedness of any partnership in which such Person is a general partner.

          "Issuance Price" shall mean the Gross Sales Price Per Share of Common Stock determined as of the Closing Date or, in the event no sales of Common Stock to any institutional purchaser take place on or prior to the Closing Date or are subject to a written commitment to purchase from any institutional purchaser received on or prior to the Closing Date, "Issuance Price" shall mean the Net Book Value Per Share of Common Stock determined as of the Closing Date.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, prospects, operations or financial condition of the Company and its Subsidiaries taken as a whole.

          "Merger Agreement" shall mean that certain Agreement and Plan of Merger by and between Equity Residential Properties Trust and Wellsford Residential Property Trust ("Wellsford"), dated as of January 16, 1997.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
     Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Net Book Value Per Share of Common Stock" shall mean the stockholders' equity of the Company determined in accordance with GAAP as adjusted for all liabilities, including all costs related to the formation of the Company as set forth in the financial statements of the Company, less the liquidation value of all outstanding shares of preferred stock including the Preferred Stock, divided by the number of shares of Common Stock of the Company outstanding on such date, excluding the shares of Class A Common Stock being purchased by the Purchaser on the Closing Date. Net Book Value Per Share of Common Stock shall be determined in accordance with Section 2.1 of this Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "Potential Event of Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

          "Preferred Stock" shall have the meaning set forth in the preamble hereto.

          "Purchase" shall have the meaning given such term in Article

     4.

          "Purchase Notice" shall have the meaning given such term in
     Section 2.4.

          "Purchase Price" shall mean $25.00 per share of Preferred
     Stock.

          "Purchase Term" shall mean the period of time beginning on the Closing Date and ending three years from the Closing Date.

          "Purchaser" shall have the meaning given to such term in the preamble hereto.

          "Purchaser Director" shall mean the director which the holders of the Class A Common Stock are entitled to elect pursuant to the Articles of Incorporation of the Company.

          "Registration Rights Agreement" shall mean that certain
     Registration Rights Agreement between the Purchaser and the Company dated as of the date hereof.

          "Responsible Officer" of any corporation shall mean any executive officer of such corporation, and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or
     (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" shall mean any subsidiary of the Company.

          "Term Closing Date" shall have the meaning given to such term in Section 2.4.

          "Term Purchase Commitment" shall mean the commitment of Purchaser to purchase 1,000,000 shares of Preferred Stock at the Purchase Price per share. The Term Purchase Commitment is in addition to the Closing Date Purchase Commitment.

          "Warrant" shall mean any warrant issued pursuant to the Articles Supplementary classifying the Preferred Stock.

     1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections,

Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in
Article 5, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Company's audited financial statements; provided, further, that in making any calculation required by this Agreement, for the purpose of determining the net income or deficit or item of expense of or for any Subsidiary, notwithstanding any reference herein to any period, the income, deficit or expense included in such calculation with respect to such Subsidiary shall be included only from the date such Subsidiary became a Subsidiary.


                                 ARTICLE 2

                         THE AGGREGATE COMMITMENTS

     2.1 The Closing Date Purchase Commitment. Subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Company on the Closing Date, Class A Common Stock, having the terms set forth on Exhibit G hereto, and having an aggregate purchase price of $3,500,000 at a price per share equal to the Issuance Price. The number of shares of Class A Common Stock to be issued on the Closing Date will be $3,500,000 divided by the Issuance Price, unless the Issuance Price is the Net Book Value Per Share of Common Stock. In such event, the number of shares issued on the Closing Date will be 1,400,000, based upon an estimated Issuance Price of $2.50 per share and such number of shares shall be subject to adjustment after the Closing Date in accordance with the following procedures:

          (a) Within 30 days after the Closing Date, the Company shall furnish to Purchaser (a) the balance sheet of the Company as of the Closing Date ("Closing Balance Sheet"), showing in reasonable detail the assets and liabilities of the Company, accompanied by the report thereon of Ernst & Young LLP stating that the Closing Balance Sheet has been prepared in conformity with GAAP applied consistently with the principles used in preparing the pro forma financial statements of the Company included in the information furnished to the shareholders of Wellsford in connection with Roger's distribution of the capital stock of the Company to the shareholders of Wellsford, and (b) the Company's determination of Net Book Value Per Share of Common Stock in accordance with this Agreement based upon the Closing Balance Sheet.

          (b) Purchaser shall have the right to object to the Company's determination of the Net Book Value Per Share of Common Stock as not being determined in accordance with this Agreement. If Purchaser does not object to the Company's determination of the Net Book Value Per Share of Common Stock within 15 days after delivery of the Closing Balance Sheet and such determination to Purchaser (such period being referred to as the "Contest Period"), then the Company's determination of the Net Book Value Per Share of Common Stock shall be final, binding and conclusive on the parties. If Purchaser objects to the Company's determination of Net Book Value Per Share of Common Stock, it shall do so by notifying the Company thereof within the Contest

     Period, which notice shall specify the grounds for such objection in reasonable detail. The parties shall endeavor in good faith to resolve promptly the matters to which Purchaser has objected. If the parties are unable to resolve Purchaser's objections within ten (10) days after Purchaser notified the Company of its objections, the Company shall engage the Chicago, Illinois offices of Ernst & Young LLP (the "Independent Accountants") to examine the calculation of the Net Book Value Per Share of Common Stock in accordance with this Agreement. The Independent Accountants' determination of the Net Book Value Per Share of Common Stock shall be final, binding and conclusive on the parties.

          (c) The fees of the Independent Accountants for making such determination shall be borne by the parties in the proportion that the difference between the ultimate determination of the Issuance Price by the Independent Accountants and each party's position as to the Issuance Price bears to each other. For example, if one party's position was that the Issuance Price was $2.50 and the other party's was $3.00 and the Independent Accounts' determination was $2.75, each party would bear 50% of the Independent Accountants' fees.

          (d) The actual number of shares of Class A Common Stock to be purchased by Purchaser shall be $3,500,000 divided by the Issuance Price as finally determined pursuant to clause (b) of this Section (the "Final Number"). If the Final Number is more than 1,400,000 shares of Class A Common Stock, within 10 days after the Issuance Price has been so finally determined, the Company shall issue to Purchaser a certificate dated the Closing Date evidencing the number of shares of Class A Common Stock equal to the difference. If the Final Number is less than 1,400,000 shares of Class A Common Stock, within 10 days after the Issuance Price has been so finally determined, Purchaser shall surrender to the Company the certificate for 1,400,000 shares of Class A Common Stock issued to the Company on the Closing Date in exchange for a new certificate, dated the Closing Date, evidencing the Final Number of shares of Class A Common Stock.

          (e) The Purchaser and the Company hereby agree that the Net Book Value Per Share of Common Stock determined in accordance with this
     Section 2.1 shall be the Net Book Value Per Share of Common Stock for all purposes of the Articles Supplementary Classifying the Preferred Stock attached hereto as Exhibit A.

     2.2 Payment of the Closing Date Purchase Commitment. Subject to fulfillment of the conditions precedent set forth in Section 4.1, on the Closing Date, Purchaser shall pay $3,500,000 to the Company on the Closing Date by wire transfer of immediately available funds to such account as has been designated to Purchaser by the Company prior to the Closing Date.

     2.3  Term Purchase Commitment.

          (a) Each Purchase of Preferred Stock pursuant to the Term Purchase Commitment shall be in a minimum aggregate purchase price of $1,000,000 and in multiples of $500,000 in excess thereof.

          (b) Subject to the fulfillment of the conditions precedent set forth in Section 4.2, on each Term Closing Date during the Purchase Term, Purchaser shall purchase the number of shares of Preferred Stock equal to the dollar amount of the Purchase requested divided by the Purchase Price. Notwithstanding anything to the contrary in this

     Agreement, the aggregate dollar amount of Purchases pursuant to the Term Purchase Commitment shall not exceed $25,000,000.

     2.4 Notice of Purchase. The Company shall give the Purchaser written or telecopy notice (each a "Purchase Notice") ten (10) days before a proposed Purchase pursuant to the Term Purchase Commitment in the event of a Purchase in the amount of $5,000,000 or less, and twenty (20) days before a proposed Purchase pursuant to the Term Purchase Commitment in the event of a Purchase in an amount greater than $5,000,000. Each such notice shall be in substantially the form of Exhibit B. Such notice shall be irrevocable if not revoked within five (5) days after delivery and shall in each case refer to this Agreement and specify a date (the "Term Closing Date") on which the Purchase shall occur.

     2.5  Certificates.

          (a) The Company shall deliver to the Purchaser on the Closing Date a certificate or certificates representing 1,400,000 shares of Class A Common Stock, representing the estimated number of shares of Class A Common Stock purchased by the Purchaser on the Closing Date.

          (b) The Company shall deliver to the Purchaser on each Term Closing Date a certificate or certificates representing the aggregate number of shares of Preferred Stock purchased by the Purchaser on such Term Closing Date.


                                 ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Purchaser that:

     3.1  Organization; Powers.  The Company and each of the Subsidiaries
(a) is a an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted by the Company and the Subsidiaries, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of the Company, has the corporate power and authority to execute, deliver and perform its obligations under this Agreement (including, without limitation, the offering, issuance, sale and delivery to the Purchaser of the shares of Preferred Stock and the issuance of Common Stock upon conversion of any of the shares of Preferred Stock). The Articles of Incorporation and Bylaws of the Company as amended to date, which are attached as Exhibit C hereto, are complete and correct as of the date hereof and contain the provisions attached hereto as Exhibit G.

     3.2 Authorization. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, (including, without limitation, the offering, issuance, sale and delivery to the Purchaser of the shares of Preferred Stock, Class A Common Stock and the issuance of Common Stock upon conversion of any shares of Preferred Stock or Class A Common Stock), (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation to which the Company or any of its Affiliates shall be subject, or of the certificate or articles of incorporation or other constitutive documents or bylaws of the Company or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture or other material agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company or any Subsidiary.

     3.3 The Capital Stock. Pursuant to the Articles of Incorporation of the Company, the Company is authorized to issue 2,000,000 shares of Preferred Stock, _____ of which have been issued as of the date hereof, _____ shares of Class A Common Stock, _____ of which have been issued as of the date hereof, and ___ shares of Common Stock, _____ of which have been issued as of the date hereof. Except as disclosed on Schedule 3.3 hereto, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of stock or equity interest of the Company.

     3.4 Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, including but not limited to principles governing the availability of the remedies of specific performance and injunctive relief.

     3.5 Governmental Approvals. Except as set forth in Schedule 3.5, the Company and the Company's Affiliates are not required to obtain any consent or approval of, registration or filing with or any other action by any Governmental Authority in connection with the execution, delivery and performance of this Agreement, except such as have been made or obtained and are in full force and effect.

     3.6 Financial Statements. Any financial statements delivered pursuant to Section 5.4 hereof (collectively, the "Financial Statements") have been prepared in accordance with GAAP, and fairly present the financial condition of the Company and its Subsidiaries as of the dates shown and the results of their operations for the periods indicated.

     3.7  Title to Properties; Default Under Agreements.

          (a) Each of the Company and the Subsidiaries has good and valid title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.

          (b) Each of the Company and the Subsidiaries has complied with all material obligations under all material agreements to which it is a party and all such agreements are in full force and effect and the Company is not in default under any of such agreements, except for defaults that would not be likely, individually or in the aggregate, to result in a Material Adverse Effect.

     3.8 Subsidiaries. All Subsidiaries as of the date of this Agreement are listed on Schedule 3.8 hereto. Except as set forth on Schedule 3.8 hereto, as of the date of this Agreement, all the issued and outstanding capital stock of each Subsidiary is owned by the Company or any other Subsidiary. There are no other Persons in which the Company has an ownership interest or a right to acquire an ownership interest as of the date of this Agreement.

     3.9  Litigation; Compliance with Laws.

          (a) Except as set forth in Schedule 3.9, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the actual knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any business, property or rights of any such Person (i) which involve this Agreement or (ii) as to which there is a likelihood of an adverse determination and which, if adversely determined, would be likely, individually or in the aggregate, to result in a Material Adverse Effect.

          (b) Neither the Company nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be likely to result in a Material Adverse Effect.

     3.10 Agreements. Neither the Company nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would be likely to result in a Material Adverse Effect.

     3.11 Investment Company Act; Public Utility Holding Company Act. Neither the Company nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     3.12 Tax Returns. The Company and each of the Subsidiaries has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves.

     3.13 No Material Misstatements. No representation or warranty herein or in any Exhibit or Schedule hereto contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made not misleading.

     3.14 Employee Benefit Plans. Each of the Company and each ERISA Affiliate is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder.

     3.15 Environmental and Safety Matters.  Except as set forth in
Schedule 3.15, each of the Company and the Subsidiaries has complied with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety, except for instances of non-compliance that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect. Except as set forth in Schedule 3.15, neither the Company nor any Subsidiary has received written notices of any material failure so to comply, which, if adversely determined, individually or in the aggregate, would be reasonably likely to result in a Material Adverse Effect. Except as set forth in Schedule 3.15, the Company and the Subsidiaries do not generate, treat, store, transport, dispose of or release at any facility owned or operated by any of them any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution in violation of any law or any regulations promulgated pursuant thereto, except for violations that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect. Except as set forth in Schedule 3.15, the Company is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in liability on the part of the Company or any Subsidiary, except for such events, conditions or circumstances that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.


                                 ARTICLE 4

                           CONDITIONS PRECEDENT

     The obligations of the Purchaser to purchase any shares of Preferred Stock and Class A Common Stock (each of such events being called a "Purchase") on and after the Closing Date, are subject to the condition precedent that the Spin-Off and Merger (as defined in the Merger Agreement) shall have occurred and to the satisfaction of all of the applicable conditions set forth below:

     4.1  First Purchase.  On the Closing Date:

          (a) The Purchaser shall have received from the Company the following documents:

               (i) a good standing certificate of the Company issued by the Secretary of State of Maryland and the Secretary of State of each state in which the Company owns any property, except for any state in which the failure of the Company to be in good standing will not have a Material Adverse Effect;

               (ii) Articles of Incorporation of the Company, and all amendments and supplements thereto, certified by the Maryland

          Secretary of State;

               (iii) Bylaws of the Company, as amended, certified as true and correct by a Responsible Officer of the Company; and

               (iv) the resolutions adopted by the Board of Directors of the Company authorizing its execution, delivery and performance of its obligations under this Agreement, certified by the Secretary of the Company.

          (b) The Purchaser shall have received an opinion of Robinson Silverman Pearce Aronsohn & Berman LLP or other counsel to the Company reasonably satisfactory to Purchaser dated the Closing Date in form and substance reasonably satisfactory to Purchaser addressing the matters set forth in Exhibit D hereto.

          (c) The Purchaser and the Company shall have entered into the Registration Rights Agreement.

     4.2  All Purchases.  On the date of each Purchase:

          (a) Except in connection with the Purchase on the Closing Date, the Purchaser shall have received a Purchase Notice with respect to each such other Purchase as required by Section 2.4.

          (b) The representations and warranties set forth in Article 3 hereof shall be true and correct in all material respects on and as of the date of each Purchase with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) The Company shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and at the time of and as a result of each Purchase no Potential Event of Default or Event of Default shall have occurred and be continuing, other than an event which can be completely cured by applying the proceeds of such Purchase, in which case the Company covenants and agrees to apply the proceeds of the requested Purchase to the extent required to effect such cure.

          (d) There shall not have occurred, since the date of this Agreement, any change that has resulted in or could reasonably be expected to result in a Material Adverse Effect other than an event which can be completely cured by applying the proceeds of such Purchase, in which case the Company covenants and agrees to apply the proceeds of the requested Purchase to the extent required to effect such cure.

     Each Purchase shall be deemed to constitute a representation and warranty by the Company on the Closing Date or applicable Term Closing Date relating to such Purchase as to the matters specified in paragraphs (b),
(c) and (d) of this Section 4.2.

                                 ARTICLE 5

                           AFFIRMATIVE COVENANTS

     The Company covenants and agrees with the Purchaser that so long as this Agreement shall remain in effect, the Company will, and will cause each of the Subsidiaries to, and the Purchaser will, where applicable:

     5.1  Existence: Businesses and Properties.

          (a)  Keep in full force and effect its legal existence.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (reasonable wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in each case described in this Section 5.1(b) where the failure to do so would not result in a Material Adverse Effect.

     5.2 Insurance. Keep its material insurable real properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it as is customary with companies in the same or similar businesses; and maintain such other insurance as may be required by law.

     5.3 Obligations and Taxes. Pay its material Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Indebtedness, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company or the Subsidiary, as the case may be, shall have set aside on its books adequate reserves with respect thereto.

     5.4  Financial Statements, Reports, etc.  Furnish to the Purchaser:

          (a) as soon as available, but not later than 90 days (60 days for a preliminary copy of such statements) after the end of each Fiscal Year, the consolidated and consolidating balance sheets and statements of operations, stockholders' equity and cash flows, showing the financial condition of the Company and its consolidated subsidiaries as of the close of such Fiscal Year and the results of its operations and the operations of such subsidiaries during such year, all audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants

     (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied;

          (b) as soon as available, but not later than 45 days (30 days for a preliminary copy of such statements) after the end of each of the first three fiscal quarters of each Fiscal Year, the consolidated and consolidating balance sheets and statements of operations, stockholders' equity and cash flows, showing the financial condition of the Company and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the Fiscal Year, all certified by one of its Responsible Officers as fairly presenting the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c)  concurrently with any delivery of financial statements under
     (a) or (b) above, a certificate of the accounting firm (in the case of paragraph (a) above) or Responsible Officer of the Company (in the case of paragraph (b) above) certifying that no Event of Default or Potential Event of Default has occurred or, if such an Event of Default or Potential Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

          (d) within five (5) Business Days after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

          (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Purchaser may reasonably request.

     5.5 Litigation and Other Notices. Furnish to the Purchaser prompt written notice of the following:

          (a) any Event of Default or Potential Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate of the Company which could reasonably be anticipated to result in a Material Adverse Effect; and

          (c) any other development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

     5.6 ERISA. Comply in all material respects with the applicable provisions of ERISA.

     5.7 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and so long as Purchaser is obligated to purchase any shares of Preferred Stock pursuant to this Agreement, permit any representatives designated by any Purchaser to visit and inspect the financial records and the properties of the Company or any Subsidiary at reasonable times during business hours and as often as requested upon reasonable written notice, and permit any representatives designated by the Purchaser to discuss the affairs, finances and condition of the Company or any Subsidiary with the senior officers thereof and the independent accountants therefor with prior written notice to and, if requested by Company, participation of a Responsible Officer of the Company.

     5.8 Use of Proceeds. The proceeds of any Purchase hereunder shall be used by the Company for any proper corporate purpose.

     5.9 Issuance of Preferred Stock and Class A Common Stock. The Company shall issue Preferred Stock and Class A Common Stock solely to the Purchaser pursuant to this Agreement and not to any other Person.

     5.10 Election as Director. On the Closing Date, the Purchaser agrees to elect Douglas Crocker II to the Board of Directors of the Company as the Purchaser Director. In the event Mr. Crocker (or such other person subsequently elected by the Purchaser to the Board of Directors of the Company), is unable or unwilling to serve as a director or is no longer employed by Purchaser, the Purchaser agrees to elect such member of senior management of the Purchaser ("Senior Officer") to the Board of Directors of the Company as Purchaser and the Company shall mutually agree. If the Company and the Purchaser cannot agree on such Senior Officer to be elected within five (5) days after the date on which the office of the Purchaser Director becomes vacant, Purchaser shall provide written notice (the "Designation Notice") to the Company of Purchaser's proposed Senior Officer to be elected and three (3) alternative Senior Officers. Within three (3) days after the Company's receipt of such notice from the Purchaser, the Company shall give Purchaser written notice of which of such four Senior Officers the Company designates from the Purchaser's written list of Senior Officers to be elected to the Board of Directors of the Company (the "Designated Senior Officer") and the Purchaser shall elect such Designated Senior Officer as the Purchaser Director. If the Company does not provide the Purchaser with written notice of its Designated Senior Officer within three (3) days after the Company's receipt of the Designation Notice, the Purchaser may elect its proposed Senior Officer as the Purchaser Director. The Company agrees not to hold any meeting of the Board of Directors or take any Board of Directors' action if the Purchaser Director office is vacant; provided, however, this sentence shall not be applicable if Purchaser has failed within five (5) Business Days of written notice from the Company that it proposes to hold a Board of Directors meeting or have the Board of Directors otherwise act to provide the Company with the Designation Notice. Notwithstanding the foregoing, if an Event of Default has occurred, Purchaser may elect any person it chooses to serve as the Purchaser Director and shall not be required to comply with the procedures set forth in this Section.

     5.11 Voting of Stock. So long as any shares of Preferred Stock, Class A Common Stock or Common Stock are owned by Purchaser and any of its Affiliates during the period ten (10) years from the Closing Date, the

Company shall have the right to direct the voting of all of such shares held by Purchaser and any of its Affiliates, except as to the election of the Purchaser Director or any matter relating to rights, preferences and privileges of the Preferred Stock or Class A Common Stock. During such ten
(10) year period, Purchaser agrees to vote, and to cause its Affiliates to vote, such shares as directed by the Company, except as to the election of the Purchaser Director or any matter relating to rights, preferences and privileges of the Preferred Stock or Class A Common Stock.

     5.12 Sale of Common Stock or Preferred Stock. During the period beginning on the Closing Date and ending ten (10) years from the Closing Date, Purchaser shall first offer, in writing (a "Notice of Proposed Sale") to sell any shares of Common Stock, Class A Common Stock, Preferred Stock or warrants to purchase Common Stock owned by it to the Company prior to selling such shares to any Person. The Notice of Proposed Sale shall specify the terms and conditions of any sale. If the Company has not agreed, within twenty (20) days of receipt of the Notice of Proposed Sale to purchase the shares of Common Stock, Class A Common Stock or Preferred Stock offered by Purchaser upon the terms and conditions set forth in the Notice of Proposed Sale, Purchaser shall have the right to sell such shares offered to the Company to any other Person for a period of ninety (90) days provided any sale is made on terms and conditions no more favorable to such person than specified in the Notice of Proposed Sale. If the Company agrees to purchase shares of Common Stock, Class A Common Stock or Preferred Stock from the Purchaser, unless otherwise agreed by the Company and the Purchaser, such purchase shall be consummated within twenty (20) days of such agreement.

     5.13 Confidentiality. The receipt of any information which is not publicly available pursuant to Sections 5.4(e) and 5.7 shall be subject to such reasonable confidentiality provisions (in writing signed by the Purchaser and/or its representative effecting an inspection pursuant to
Section 5.7 of this Agreement, as the case may be) as the Company may reasonably require.


                                 ARTICLE 6

                             EVENTS OF DEFAULT

     6.1 Events of Default. The happening of any of the following events shall be an "Event of Default" hereunder:

          (a) any representation or warranty made in this Agreement, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the due observance or performance by the Company or any Subsidiary of any material covenant, condition or agreement contained in this Agreement, or under the terms of the Articles Supplementary Classifying the Preferred Stock attached hereto as Exhibit A, after written notice of such default is given to the Company and such default is not cured within fifteen (15) days of receipt of such notice;

          (c) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any

     Subsidiary, or of a substantial part of the property or assets of the Company or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or a Subsidiary or (iii) the winding-up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (d) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary, (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors, (v) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
     (vi) take any action for the purpose of effecting any of the foregoing;

          (e) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment which shall not be effectively stayed within 30 days;

          (f) any material breach of any obligation under ERISA or any plan under ERISA or any liability under ERISA in an amount exceeding $250,000, which is not discharged within 60 days after the Company becomes aware of same;

          (g) there shall have occurred a Change in Control with respect to the Company;

          (h) there shall have occurred an Event of Default as defined in clause (i) of the definition of an "Event of Default" in the Articles Supplementary Classifying the Preferred Stock attached hereto as Exhibit A; or

          (i) There shall have occurred a change that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     6.2  Remedies. Upon the occurrence of an Event of Default described in
Article 6, all obligations of the Purchaser to purchase any shares of Preferred Stock hereunder shall automatically terminate unless the Purchase by the Purchaser of shares of Preferred Stock pursuant to a Purchase Notice received by Purchaser would cure such Event of Default (in which case the Company covenants to apply the proceeds of the sale of such Preferred Stock to the extent required to effect such cure), and (with respect to Events of Default described in Section 6.1(c), (d), and (h)), the Purchaser shall have the right to have the Company redeem the outstanding Preferred Stock upon the terms and conditions set forth in the Articles Supplementary Classifying the Preferred Stock attached hereto as Exhibit A. Notwithstanding the foregoing, the occurrence of an Event of Default shall not be considered an Event of Default for purposes of any Section of this Agreement if the Company, within five (5) days of the occurrence of such Event of Default, delivers to Purchaser a Purchase Notice and the proceeds of such related Purchase will completely cure such Event of Default, in which case Purchaser shall use such proceeds to the extent required to effect such cure.


                                 ARTICLE 7

                               MISCELLANEOUS

     7.1 Termination of the Agreement. Unless otherwise agreed by each of the parties to this Agreement, if the Merger Agreement shall have been terminated, all obligations of the Purchaser under this Agreement shall automatically terminate at such time without notice to the Company. The Company shall have the right at any time to terminate Purchaser's obligation to purchase any additional Preferred Stock by giving notice thereof to Purchaser. Upon the giving of such notice (which shall be irrevocable), Purchaser shall be relieved of its commitment to purchase any Preferred Stock from the Company. The termination of such commitment shall not relieve the parties of their respective obligations under Sections 5.10, 5.11 and 5.12 of this Agreement.

     7.2 Securities Law Matters. The Purchaser acknowledges and understands that:

          (a) The Purchaser has been furnished with and has carefully reviewed the documents and information set forth on Exhibit E attached hereto (the "Information").

          (b) The Purchaser has been afforded full and complete access to all information and other materials relating to the Company and its affiliates, and the properties and financial condition of the foregoing, and any other matters relating to the Preferred Stock, Class A Common Stock, Common Stock and Warrants of the Company which the Purchaser has requested, or deems necessary in evaluating the merits and risks of acquiring the Preferred Stock, Class A Common Stock, Common Stock and Warrants, and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Information.

          (c) The Purchaser has had the opportunity to have answered any questions concerning the financial condition or business or other information with respect to the Company and its affiliates and the business, properties and financial condition of the foregoing or with respect to the merits and risks of an acquisition of the Preferred Stock, Class A Common Stock, Common Stock and Warrants, and the undersigned has received complete and satisfactory answers to all such questions.

          (d) The Purchaser has not relied upon any information or representation not contained in the Information. Neither the Company nor any of its agents nor anyone purporting to act on their behalf have made any representation to the undersigned with respect to any tax or economic benefits to be derived from an investment in the Preferred Stock, Class A Common Stock, Common Stock and Warrants. The Purchaser is relying solely upon its own knowledge and upon the advice of its advisors with respect to the tax, economic and other aspects of an investment in the Preferred Stock, Class A Common Stock, Common Stock and Warrants.

          (e) The Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, the acquisition of the Preferred Stock, Class A Common Stock, Common Stock and Warrants and an investment in the Company.

          (f) An owner of Preferred Stock, Class A Common Stock, Common Stock and Warrants must bear the economic risk of ownership thereof for an indefinite period of time since purchase of Preferred Stock, Class A Common Stock, Common Stock and Warrants involves the purchase of securities that have not been registered under the Securities Act of 1933, as amended, and therefore cannot be Transferred (as defined below) except as provided below.

          (g) No federal or state agency has passed upon the Preferred Stock, Class A Common Stock, Common Stock or Warrants or made any finding or determination as to the fairness of an investment in the Preferred Stock, Class A Common Stock, Common Stock or Warrants.

          (h) Purchaser hereby covenants and agrees that the Preferred Stock, Class A Common Stock, Common Stock and Warrants, including any Common Stock issued upon conversion of the Preferred Stock or Class A Common Stock, or any portion thereof, or upon exercise of the Warrants, may not be pledged, encumbered, sold, transferred or otherwise disposed of (each a "Transfer") except (a) pursuant to an effective registration statement under the Securities Act of 1993, as amended (the "Act") or (b) pursuant to an exemption from such registration pursuant to the Act and in compliance with state securities and blue sky laws and an opinion of counsel provided to the Company to the effect of this subparagraph (b), which opinion shall be in form and substance reasonably satisfactory to the Company. The Purchaser agrees that any Transfer of the Preferred Stock, Class A Common Stock, Common Stock or Warrants in violation of this Agreement will be null and void and the certificates representing the Preferred Stock, Class A Common Stock, Common Stock and Warrants will bear an appropriate restrictive legend.

          (i)  The Purchaser represents and warrants to the Company that:

               (i) It is able to bear the economic risk of the acquisition of the Preferred Stock, Class A Common Stock, Common Stock and Warrants.

               (ii) It is an "accredited investor" as defined in Regulation D promulgated under the Act.

               (iii) The representatives of the Purchaser have been furnished with and have carefully reviewed the Information. Such representatives have such knowledge and experience in financial, business, securities and real estate matters that they are capable of evaluating the merits and risks of the acquisition of the Preferred Stock, Class A Common Stock, Common Stock and Warrants and of making an informed investment decision.

               (iv) The Purchaser is acquiring and will acquire the Preferred Stock, Class A Common Stock, Common Stock and Warrants, including any Common Stock issuable upon conversion of the Preferred Stock or Class A Common Stock or upon exercise of the Warrants for its own account, as principal, for investment and not with a view to a Transfer thereof.


     7.3 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

          (a)  if to the Company, to it at
     _________________________________, Attention:________________________,
     Telecopy No. ______________; and

          (b)  if to the Purchaser, to it at
     _____________________________________, Attention:
     _____________________, Telecopy No. ______________.

Such notice will be deemed given when received.

     7.4 Survival of Agreement. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Purchaser and shall survive the date of this Agreement, regardless of any investigation made by the Purchaser or on its behalf, and shall continue in full force and effect so long as the Aggregate Purchase Commitment has not been fulfilled or terminated.

     7.5 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Purchaser.

     7.6 Assignment. Neither the Company nor the Purchaser shall have the right to assign its rights hereunder or any interest herein; provided, however, the foregoing provision shall not limit the Purchaser's right to sell, transfer or assign any shares of Common Stock, Class A Common Stock or Preferred Stock owned by it subject to the provisions of Section 5.12 of this Agreement and applicable securities laws.

     7.7 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

     7.8  Waivers; Amendment.

          (a) No failure or delay of the Purchaser in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Purchaser hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Unless otherwise specifically required, no notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Purchaser.

     7.9 Entire Agreement. This Agreement, including the exhibits and schedules thereto, constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7.10 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

     7.11 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     7.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     7.13 Jurisdiction; Consent to Service of Process.

          (a) EACH OF THE PURCHASER AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY ILLINOIS OR NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF CHICAGO OR NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS OR NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO

     BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION.

          (b) EACH OF THE PURCHASER AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY ILLINOIS OR NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT

     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        ERP OPERATING LIMITED PARTNERSHIP

                                        By:  EQUITY RESIDENTIAL PROPERTIES
                                             TRUST, its general partner


                                        By:_______________________________
                                            Name:_________________________
                                            Title:________________________


                                        WELLSFORD REAL PROPERTIES, INC.


                                        By:_______________________________
                                            Name:_________________________
                                            Title:________________________

                                 EXHIBIT A


                    ARTICLES SUPPLEMENTARY CLASSIFYING
                       2,000,000 SHARES OF SERIES A
                        8% CONVERTIBLE REDEEMABLE
                            PREFERRED STOCK OF
                      WELLSFORD REAL PROPERTIES, INC.


     Pursuant to Section ___ of the Corporations and Associations Article of the Annotated Code of Maryland.

8    The name of the corporation (the "Corporation") is Wellsford Real
Properties, Inc..

9    Pursuant to authority granted under Section ___ of the Corporation's
Articles of Incorporation , the Board of Directors of the Corporation hereby establishes a series of preferred stock designated Series A 8% Convertible Redeemable Preferred Stock ($25.00 Par Value Per Share) (Liquidation Value $25.00 Per Share) (the "Series A Preferred Stock") on the following terms:

     9.1  Certain Definitions.

          Unless the context otherwise requires, the terms defined in this subparagraph A of paragraph 2 shall have, for all purpose of these Articles Supplementary, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          "Closing Date" shall mean ___________________.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

          "Class A Common Stock" shall mean the Class A common stock, $.01 par value per share, of the Corporation.

          "Dividend Period" shall have the meaning set forth in subparagraph (3) of paragraph B.

          "Event of Default" shall mean (i) the non-payment of any dividend on the Quarterly Dividend Date applicable to such dividend for three
     (3) Dividend Periods which need not be consecutive; or (ii) the failure to comply with any term, condition or obligation or failure to provide any right under these Articles Supplementary.

          "Gross Sales Price of a Share of Common Stock" shall mean (a) the gross proceeds from all sales of Common Stock to institutional purchasers taking place on or prior to the Closing Date and subject to written commitments to purchase from institutional purchasers received on or prior to the Closing Date, divided by (b) the aggregate number of shares so sold and subject to such commitments.

          "Junior Shares" shall have the meaning set forth in subparagraph
     (2) of paragraph B.

          "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, or government, or any agency or political subdivision thereof.

          "Liquidation Value" shall have the meaning set forth in subparagraph (4) of paragraph B below.

          "Net Book Value Per Share of Common Stock" shall mean the stockholders' equity of the Corporation determined in accordance with generally accepted accounting principles as adjusted for all liabilities, including all costs related to the formation of the Corporation, as set forth in the financial statements of the Corporation, less the Liquidation Value of all outstanding Preferred Stock including Series A Preferred Stock, divided by the number of shares of Common Stock of the Corporation outstanding on such date, excluding the shares of Class A Common Stock being purchased by ERP Operating Limited Partnership on the Closing Date. Net Book Value Per Share of Common Stock shall be determined in accordance with the provisions in Section 2.1 of that certain Common Stock and Preferred Stock Purchase Agreement dated as of ______________, 1997 between
     ERP Operating Limited Partnership and the Corporation.

          "Preferred Stock" shall mean all shares of capital stock having a preference in any manner to the Common Stock or Class A Common Stock.

          "Quarterly Dividend Date" shall have the meaning set forth in subparagraph (3) of paragraph B below.

          "Record Date" shall have the meaning set forth in subparagraph
     (3) of paragraph B below.

          "Redemption Date" shall have the meaning set forth in subparagraph (5) of paragraph B below.

          "Redemption Price" shall have the meaning set forth in subparagraph (5) of paragraph B below.

          "Responsible Officer" of any corporation shall mean any executive officer of such corporation, and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of these Articles Supplementary.

          "Series A Preferred Stock" shall have the meaning set forth in the preamble.

     9.2  Series A Preferred Stock

          (a) Number. The maximum number of shares of the Series A Preferred Stock shall be 2,000,000.

          (b) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock shall rank pari passu with any other Preferred Stock of the Corporation, and will rank senior to the Common Stock and any other class or series of shares of capital stock of the Corporation ranking, as to dividends and upon liquidation, junior to the Series A Preferred Stock (collectively, "Junior Shares"). Notwithstanding the foregoing, the Corporation may make distributions or pay dividends in shares of Common Stock or in any other shares of the Corporation ranking junior to the Series A Preferred Stock as to distribution rights and liquidation preference at any time; provided, however, the Corporation may make distributions or pay dividends on the Series A Preferred Stock in shares of the Corporation only as provided herein.

          (c) Dividends. The holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of any funds legally available therefor, dividends at the rate of $2.00 per share per year, payable in cash, except as provided below, in equal amounts quarterly on the fifteenth day, or if not a Business Day, the next succeeding Business Day, of January, April, July and October in each year, beginning ______________, 1997 (each such day being hereinafter called a "Quarterly Dividend Date" and each period ending on a Quarterly Dividend Date being hereinafter called a "Dividend Period"), to shareholders of record at the close of business on such date as shall be fixed by the Board of Directors of the Corporation at the time of declaration of the dividend (the "Record Date"), which shall be not fewer than 10 nor more than 30 days preceding the Quarterly Dividend Date. The amount of any dividend payable for the initial Dividend Period and for any other Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Dividends paid on the Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

          Notwithstanding the foregoing, for any twelve (12) Dividend Periods the Company shall have the right to pay the dividend in additional shares of Series A Preferred Stock determined by dividing the total amount of the dividend to be paid in shares of Series A Preferred Stock by the Liquidation Value (as defined herein) per share of Series A Preferred Stock. The issuance of additional shares of Series A Preferred Stock pursuant to this subparagraph (3) shall be evidenced by a stock certificate representing such shares issued on the related Quarterly Dividend Date and delivered on or immediately thereafter. Notwithstanding any other provision hereof, no fractional shares of the Corporation shall be issued in connection with the payment of any dividend on Series A Preferred Stock in additional shares of Series A Preferred Stock. Instead, any holder of outstanding Series A Preferred Stock having a fractional interest arising upon the payment of a dividend in additional shares of Series A Preferred Stock shall, on the related Quarterly Dividend Date, be paid an amount in cash equal to the Liquidation Value times the fraction of a share of Series A Preferred Stock to which such holder would otherwise be entitled.

          In the event the Company fails to pay any dividend on the Series A Preferred Stock on any Quarterly Dividend Date, the Company shall not pay any dividends on any other class of stock of the Company (other than (i) pro rata with other securities of the Company ranking pari passu with the Series A Preferred Stock or (ii) with Junior Shares) until such dividend on the Series A Preferred Stock has been paid.

          Except as provided in these Articles Supplementary, the Series A Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.

          (d)  Liquidation Rights.

               (i) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series A Preferred Stock then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $25.00 per share of Series A Preferred Stock ("Liquidation Value"), plus any accrued and unpaid dividends thereon.

               (ii) After the payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this paragraph B(4), the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

               (iii) If, upon any voluntary or involuntary dissolution, liquidation, or winding up the Corporation, the amounts payable with respect to the preference value of the Series A Preferred Stock and any other shares of capital stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preference amounts to which they are entitled.

               (iv) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, nor any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by the incorporation of another corporation to which the Corporation's assets are distributed shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph B.

               (v) In determining whether a distribution by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

          (e)  Redemption.

               (i) Optional Redemption. On and after _____________, 2002, the Corporation may, at its option, redeem at any time all of the outstanding Series A Preferred Stock or a part of the outstanding Series A Preferred Stock at a price per share (the "Redemption Price"), equal to $25.00 per share of Series A Preferred Stock, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Redemption Date"); provided, however, that no partial redemption of the Series A Preferred Stock may be effected if after giving effect thereto the aggregate Liquidation Value of the Series A Preferred Stock outstanding is less than $10,000,000. The Redemption Price and all accrued and unpaid dividends shall be paid in cash; provided, however, that if (a) a holder of Series A Preferred Stock desires to convert any of its Series A Preferred Stock called for redemption but such conversion would cause any direct or indirect holder which is classified as a real estate investment trust ("REIT") under Section 856 of the Code to own , directly or indirectly, more than 9.9% of the outstanding voting capital stock of the Corporation or would otherwise cause any direct or indirect holder of such outstanding voting capital stock to lose its status as a REIT under the Code, and (b) such holder has so notified the Corporation in writing prior to the Redemption Date, stating the number of shares of Series A Preferred Stock which have been called for redemption which such holder is unable to convert for such reason (such shares being referred to as the "Unconvertible Shares"), then the Corporation shall pay, in cash, the Redemption Price plus all accrued and unpaid dividends for each Unconvertible Share and shall issue to such holder a warrant to purchase the number of shares of Common Stock equal to (i) the fair market value of a share of Common Stock on the Redemption Date over the Redemption Price, multiplied by (ii) the number of shares of Common Stock into which the Unconvertible Shares redeemed from such holder were convertible immediately prior to such redemption, and divided by (iii) the fair market value of a share of Common Stock on the Redemption Date. Such warrant shall be exercisable without cost to the holder thereof at any time and from time to time for a period of ten (10) years from the date of issuance of such warrant. The warrant shall be on such terms and conditions as are customarily contained in like warrants, including provisions to protect the holder of the warrant from dilution. The Corporation shall have the right, at any time, to redeem such warrant at a price equal to the fair market value of such warrant on the date of any such redemption. The fair market value of a share of Common Stock on the Redemption Date shall be deemed to be the average of the daily closing prices of the Common Stock for thirty (30) consecutive trading days commencing forty-five (45) trading days before the Redemption Date. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common

          Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock or, in case no reported sale takes place, the average of the closing bid and asked prices, on Nasdaq or any comparable system, or if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

                    (ii) Procedures for Redemption.

               (A) Notice of any redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their addresses as they appear on the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (a) the Redemption Date; (b) the Redemption Price;
          (c) the number of shares of Series A Preferred Stock to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price;
          (e) the date on which conversion rights shall expire, the conversion price and the place or places where certificates for such shares are to be surrendered for conversion; and (f) the number of shares of Common Stock of the Corporation outstanding on the date of such notice.

               (B) If notice has been mailed in accordance with subparagraph (5)(b)(i) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series A Preferred Stock so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, distributions shall no longer accrue on said shares and said shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series A Preferred Stock without cost to the holder thereof.

               (C) Any funds deposited with a bank or trust company for the purpose of redeeming shares of Series A Preferred Stock shall be irrevocable except that:

                         the Corporation shall be entitled to receive from
               such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings;

                         any balance of monies so deposited by the
               Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings; and

                         any funds set aside to redeem Series A Preferred
               Stock that is converted into Common Stock prior to the Redemption Date shall be immediately delivered to the Corporation.

               (D) No Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

              (E) Unless a sum sufficient for the payment of the then current dividend due for the then current Dividend Period is set apart, no shares of Series A Preferred Stock shall be redeemed (unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed) or purchased or otherwise acquired directly or indirectly (except by conversion into or exchange for capital shares of the Corporation ranking junior to the shares of Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

               (F) If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series A Preferred Stock to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation's default in the payment of the dividend due.

               (G) In case of redemption of less than all of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares of Series A Preferred Stock held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

               (iii) Required Redemption. Upon the occurrence of an Event of Default or on and after _____________, 2012, whichever comes first, the holder of any shares of Series A Preferred Stock may, at its option, cause the Corporation to redeem at any time all of the Series A Preferred Stock held by such holder at the Redemption Price, payable in cash, together with all accrued and unpaid dividends to and including the Redemption Date. Notwithstanding the provisions of this subsection (c), provided an Event of Default has not occurred, the Corporation shall have the right to extend the date during which a required redemption is not permitted under this subsection (c) for three separate additional five (5) year periods if the dividend rate on the Series A Preferred Stock is changed to the then market rate of comparable preferred stock (the "Market Rate") on the first day of each such additional five year period; provided, however, in no event shall the dividend be reduced to less than $2.00 per share of Series A Preferred Stock. The Market Rate shall be determined ten (10) days prior to the first Business Day of each such additional five (5) year period by mutual agreement of the holders of Series A Preferred Stock and the Corporation. In the event the holders of Series A Preferred Stock and the Corporation cannot agree on such determination prior to the first Business Day of such additional five (5) year period, the Market Rate shall be determined as of the first Business Day of each such additional five (5) year period as follows: (i) a majority of the holders of the Series A Preferred Stock then outstanding shall choose an investment banking firm of nationally recognized status and the Corporation shall choose an investment banking firm of nationally recognized status; (ii) the investment banking firms chosen by a majority of the holders of the Series A Preferred Stock then outstanding and the Corporation shall mutually choose a third investment banking firm of nationally recognized status (the "Independent Investment Banker"); (iii) the Independent Investment Banker shall then determine, in its sole discretion, the Market Rate and shall advise the holders of Series A Preferred Stock and the Corporation of its determination; and
          (iv) the fees of the Independent Investment Banker for making such determination shall be borne fifty percent (50%) by the holders of Series A Preferred Stock and fifty percent (50%) by the Corporation.

               (iv) Procedures for Required Redemption.

               (A) Notice of any required redemption shall be mailed by the holder of the Series A Preferred Stock requesting redemption, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the Corporation. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (a) the Redemption Date; (b) the Redemption Price; and (c) the number of shares of Series A Preferred Stock to be redeemed.

               (B) If notice has been mailed in accordance with subparagraph (5)(d)(i) above on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series A Preferred Stock requesting redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, said shares shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares of Series A Preferred Stock so redeemed, such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series A Preferred Stock without cost to the holder thereof.

               (C) Any funds deposited with a bank or trust company for the purpose of redeeming shares of Series A Preferred Stock shall be irrevocable except that:

                         the Corporation shall be entitled to receive from
               such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                         any balance of monies so deposited by the
               Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of one year from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

               (D) No Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price.

               (E) If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series A Preferred Stock to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation's default in the payment of the dividend due.

               (v) The Series A Preferred Stock redeemed, repurchased or retired pursuant to the provisions of this Subparagraph 5(b) or surrendered to the Corporation upon conversion shall thereupon be retired and may not be reissued as Series A Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Corporation.

          (f) Voting Rights. The holders of Series A Preferred Stock shall not be entitled to vote on any matter except as provided below; provided, however, the holders of Series A Preferred Stock shall not have any voting rights to the extent such rights will cause any holder of a Series A Preferred Stock to own more than 9.9% of the outstanding voting capital stock of the Corporation or otherwise cause any holder of Series A Preferred Stock that is classified as a REIT under Section 856 of the Code to lose its status as a REIT under the Code.

               (i) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation's Certificate of Incorporation or the Articles Supplementary classifying the Series A Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the shares of Series A Preferred Stock remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock and provided further that (x) any increase in the amount of the authorized or issued shares of Preferred Stock or the creation or issuance of any other Preferred Stock, or (y) any increase in the amount of authorized or issued Series A Preferred Stock or any other Preferred Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

               Nothing herein contained shall require such a vote or consent (i) in connection with any increase in the total number of authorized or issued shares of Common Stock, or (ii) in connection with the authorization or issuance of any class or series of shares of stock ranking, as to distribution rights and the liquidation preference, on a parity with or junior to the Series A Preferred Stock.

               The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

          (g)  Conversion.

               (i) Holders of Series A Preferred Stock shall have the right, exercisable at any time and from time to time, except in the case of Series A Preferred Stock called for redemption as set forth in subparagraph (5) hereof, to convert all or any of such Series A Preferred Stock into Common Stock at a conversion price per share of Common Stock equal to (i) the Net Book Value Per Share of Common Stock on the Closing Date or (ii) in the event any sales of Common Stock to any institutional purchasers have taken place on or prior to the Closing Date or are subject to a commitment to purchase from an institutional purchaser made on or prior to the Closing Date, the Gross Sales Price of a Share of Common Stock; multiplied by 1.08 (the "Conversion Price"). In the case of Series A Preferred Stock called for redemption, conversion rights will expire at the close of business on the last Business Day preceding the Redemption Date. Notice of redemption at the option of the Corporation must be mailed not less than 60 days and not more than 90 days prior to the Redemption Date as provided in subparagraph (5)(b) hereof. Upon conversion, no adjustment or payment will be made for distributions, but if any holder surrenders Class A Preferred Stock for conversion after the close of business on the Record Date for the payment of a distribution and prior to the opening of business on the related Quarterly Dividend Date, then, notwithstanding such conversion, the distribution payable on such Quarterly Dividend Date will be paid to the registered holder of such shares on such Record Date. In such event, such shares, when surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the corresponding Quarterly Dividend Date, must be accompanied by payment of an amount equal to the distribution payable on such Quarterly Dividend Date on the shares so converted (unless such shares were converted after the issuance of a notice of redemption with respect to such shares, in which event such shares shall be entitled to the distribution payable thereon on such Quarterly Dividend Date without making such payment).

               (ii) Any holder of one or more shares of Series A Preferred Stock electing to convert such share or shares shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Stock, with the form of notice of election to convert as the Corporation shall prescribe fully completed and duly executed and (if so required by the Corporation or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Stock upon said date.

               (iii) No fractional shares of Common Stock or scrip representing a fractional share shall be issued upon conversion of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price for the Common Stock on the last trading day preceding the date of conversion. The closing price for such day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock or in case no reported sale takes place, the average of the closing bid and asked prices, on Nasdaq or any comparable system. If the Common Stock is not quoted on Nasdaq or any comparable system, the Board of Directors shall in good faith determine the current market price on the basis of such quotation as it considers appropriate.

               (iv) If a holder converts shares of Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Corporation any amount required by the last sentence of subparagraph (7)(a) hereof.

               (v) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the then outstanding Series A Preferred Stock. All Common Stock which may be issued upon conversion of Series A Preferred Stock shall be validly issued, fully paid and nonassessable, and not subject to preemptive or other similar rights. In order that the Corporation may issue Common Stock upon conversion of Series A Preferred Stock, the Corporation will endeavor to comply with all applicable federal and state securities laws and will endeavor to list such Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed.

               (vi) The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

                    (A) In case the Corporation shall (1) pay or make a distribution in shares of Common Stock to holders of the Common Stock, (2) reclassify the outstanding Common Stock into shares of some other class or series of shares, (3) subdivide the outstanding Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding Common Stock into a smaller number of shares of Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Series A Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (7)(f)(i) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                    (B) In case the Corporation shall issue rights, options or warrants to all holders of the Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price (as determined pursuant to subparagraph (7)(f)(iv)) of the Common Stock on such record date, the number of shares of Common Stock into which each share of Series A Preferred Stock shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the additional shares of Common Stock offered (or into which the convertible securities so offered are convertible) would purchase at such current market price. Such adjustments shall become effective immediately after such record date for the determination of the holders of the Common Stock entitled to receive such distribution. For purposes of this subsection
               (ii), the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Corporation.

                    (C) In case the Corporation shall distribute to all holders of the Common Stock any class of shares of capital stock other than Common Stock, evidences of indebtedness or assets of the Corporation (other than cash distributions out of current or retained earnings), or shall distribute to all holders of the Common Stock rights or warrants to subscribe for securities (other than those referred to in subparagraph
               (7)(f)(ii), then in each such case the number of Common Stock into which each share of Series A Preferred Stock shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in subparagraph (7)(f)(iv) of the Common Stock on the record date mentioned below, and of which the denominator shall be such current market price of the Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the securities or assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of the Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Corporation shall distribute rights or warrants (other than those referred to in subparagraph (7)(f)(ii)) ("Rights") pro rata to holders of the Common Stock, the Corporation may, in lieu of making any adjustment pursuant to this subparagraph
               (7)(f)(iii), make proper provision so that each holder of a share of Series A Preferred Stock who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows:
               (1) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (2) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which a share of Series A Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                    (D) The current market price per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing forty-five (45) trading days before the date in question. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York

               Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock or, in case no reported sale takes place, the average of the closing bid and asked prices, on Nasdaq or any comparable system, or if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

                    (E) In any case in which this subparagraph (7) shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer (but only until five Business Days following the mailing of the notice described in subparagraph (7)(j)) issuing to the holder of any Series A Preferred Stock converted after such record date the Common Stock and other shares of capital stock of the Corporation issuable upon such conversion over and above the Common Stock and other shares of capital stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue appropriate evidence of the right to receive such shares.

               (vii) No adjustment in the conversion rate shall be required until cumulative adjustments result in a change of 1% or more of the conversion price as in effect prior to the last adjustment of the conversion rate; provided, however, that any adjustment which by reason of this subparagraph (7)(g) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (7) shall be made to the nearest cent ($.01) or the nearest one-hundredth (1/100) of a share, as the case may be. No adjustment to the conversion rate shall be made for cash dividends.

               (viii) In the event that, as a result of an adjustment made pursuant to subparagraph (7)(f), the holder of any Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of any Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this subparagraph (7).

               (ix) The Corporation may make such increases in the conversion rate, in addition to those required by subparagraphs
          (7)(f)(i), (ii) and (iii), as is considered to be advisable in order that any event treated for federal income tax purposes as a distribution of shares or share rights shall not be taxable to the recipients thereof.

               (x) Whenever the conversion rate is adjusted, the Corporation shall promptly mail to all holders of record of Series A Preferred Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Corporation setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the Series A Preferred Stock.

               (xi) In the event that:

                    (A) the Corporation takes any action which would require an adjustment in the conversion rate,

                    (B) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction, or

                    (C) there is a dissolution, winding up or liquidation of the Corporation,

          a holder of Series A Preferred Stock may wish to convert some or all of such shares into Common Stock prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets which a holder of Common Stock on that date may receive. Therefore, the Corporation shall mail to holders of Series A Preferred Stock a notice stating the proposed record or effective date of the transaction, as the case may be. The Corporation shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clauses (i), (ii) or
          (iii) of this subparagraph (7)(k).

               (xii) If any of the following shall occur, namely: (i) any reclassification or change of outstanding Common Stock issuable upon conversion of Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding Common Stock or (iii) any sale, transfer or lease of all or substantially all of the property or business of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or lease, provide in its charter document that each share of Series A Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or lease by a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale, transfer or lease. Such charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this subparagraph (7). The foregoing, however, shall not in any way affect the right that a holder of Series A Preferred Stock may otherwise have, pursuant to clause
          (2) of the last sentence of subparagraph (7)(f)(iii), to receive Rights upon conversion of Series A Preferred Stock. If, in the case of any such reclassification, change, consolidation, merger, sale, transfer or lease, the shares of stock or other securities and property (including cash) receivable thereupon by a holder of the Common Stock includes shares of stock or beneficial interest or other securities and property of a corporation or other entity other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, transfer or lease, then the charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of Series A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this subparagraph (7)(1) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

               No holder of Series A Convertible Preferred Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation.

          (h) So long as any Series A Preferred Stock is outstanding, the Corporation shall not issue any options to purchase shares of the Corporation ("Employee Stock Options") to officers, directors or employees of, or consultants to, the Corporation, whether pursuant to employee stock option or purchase plans of the Corporation or employment or consulting agreements or otherwise for an exercise price which is less than the fair market value of such shares on the date of grant. In the event the number of shares of Common Stock subject to Employee Stock Options excluding, any Employee Stock Options [reload/rollover], at any time exceeds, in the aggregate, 10% of the Common Stock outstanding at such time, all Employee Stock Options outstanding at such time in excess of such 10%, shall be deemed for purposes of subparagraph (7) hereof to have an exercise price per share equal to 20% of the average fair market value of a share of Common Stock on the date of grant of those shares subject to Employee Stock Options most recently granted in excess of such 10%.

3.   Exclusion of Other Rights.

     Except as may otherwise be required by law, the Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in these Articles Supplementary (as such Articles

Supplementary may be amended from time to time) and in the Articles of Incorporation. The Series A Preferred Stock shall have no preemptive or subscription rights.

4.   Headings of Subdivisions.

     The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

5.   Severability of Provisions.

     If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in these Articles Supplementary (as such Articles Supplementary may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in these Articles Supplementary (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall not be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special right of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     6. These Articles Supplementary were duly adopted by the Board of Directors of the Corporation on _________________. Stockholder action is not required.

                                 EXHIBIT B

                          FORM OF NOTICE OF DRAW



TO:  ERP OPERATING LIMITED PARTNERSHIP


     Attention:     _______________________________
     Telephone:     (___) _________________________
     Telecopy:      (___) _________________________

     Pursuant to Section 4.2 of that certain Common Stock and Preferred Stock Purchase Agreement (the "Agreement") dated as of ___________, 1997 by and among WELLSFORD REAL PROPERTIES, INC., a Maryland corporation (the "Company") and ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("Purchaser"), this notice represents the Company's notice to Purchaser to cause Purchaser to purchase _________ shares of Preferred Stock pursuant to the Purchaser's Term Purchase Commitment on ___________, 199__ (the "Term Closing Date"). The aggregate purchase price of such Purchase shall be $______________.

     The Company hereby certifies as follows:

             (i)    the representations and warranties as set forth in
          Article 3 (except to the extent that such statements expressly are made only as of an earlier date) of the Agreement are and shall be true and correct in all material respects on and as of the date hereof and the Term Closing Date specified herein; and

            (ii) the Company has and shall have performed, or shall have caused to be performed, in all material respects all agreements and satisfied all conditions set forth in Section 4.2 of the Agreement.

          Unless otherwise defined herein, terms used herein shall have the meanings in the Agreement.

Dated:  ___________________, 199__

                                        WELLSFORD REAL PROPERTIES, INC.


                                        By:_______________________________
                                            Name:_________________________
                                            Title:________________________

                                 EXHIBIT C

                      WELLSFORD REAL PROPERTIES, INC.

                   ARTICLES OF AMENDMENT AND RESTATEMENT


          FIRST:    Wellsford Real Properties, Inc., a Maryland corporation
(the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

          SECOND:   The following provisions are all the provisions of the
charter currently in effect and as hereinafter amended:

                                 ARTICLE I
                               INCORPORATOR

          The undersigned, Tracy A. Bacigalupo, whose address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                ARTICLE II
                                   NAME

          The name of the corporation (the "Corporation") is:

                      Wellsford Real Properties, Inc.
                                ARTICLE III
                                  PURPOSE

          The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

                                ARTICLE IV

               PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

          The address of the principal office of the Corporation in the State of Maryland is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, Attention: James J. Hanks, Jr. The name of the resident agent of the Corporation in the State of Maryland is James J. Hanks, Jr., whose post address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.

                                 ARTICLE V

                     PROVISIONS FOR DEFINING, LIMITING
                   AND REGULATING CERTAIN POWERS OF THE
             CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

          Section 5.1 Number and Classification of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be six, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify and the class of directors to which each is assigned are:
                         Name                    Class
                         ----                    -----

                         Jeffrey H. Lynford        I
                         Mark S. Germain           I
                         Frank J. Hoenemeyer       II
                         Frank J. Sixt             II
                         Edward Lowenthal          III
                         Rodney F. DuBois          III

These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

          The directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible, the Class I directors to hold office initially for a term expiring at the annual meeting of stockholders in 1998, the Class II directors to hold office initially for a term expiring at the annual meeting of stockholders in 1999 and the Class III directors to hold office initially for a term expiring at the annual meeting of stockholders in 2000, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          Section 5.2 Mergers, Consolidations and Share Exchanges. Notwithstanding any provision of law permitting or requiring such action to be taken or authorized by the affirmative vote of the holders of shares entitled to cast a greater number of votes, a consolidation or share exchange or a merger in which the Corporation is the successor need be approved only by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

          Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

          Section 5.4 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.2, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

          Section 5.5 Removal of Directors. Subject to the rights of holders of one or more classes or series of stock to elect one or more directors, any director, or the entire Board of Directors, may be removed, but only for cause and then only by the affirmative vote of the holders of at least two thirds of the votes entitled to be cast in the election of directors. For the purpose of this Section 5.5, "cause" shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

          Section 5.6 Transactions Between the Corporation and its Directors, Officers, Employees and Agents. Subject to any express restrictions in this charter or adopted by the Directors in the Bylaws or by resolution, the Corporation may enter into any contract or transaction of any kind (including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with underwriting the offer or sale of securities of the Corporation) with any person or entity, including any director, officer, employee or agent of the Corporation or any person or entity affiliated with a director, officer, employee or agent of the Corporation, whether or not any of them has a financial interest in such transaction.

          Section 5.7 Ambiguity. In case of any ambiguity in any provision of this charter, the Board of Directors of the Corporation shall have the power to determine the application of such provision with respect to any situation based on the facts known to the Board and such determination shall be final and conclusive.

                                ARTICLE VI
                                   STOCK

          Section 6.1 Authorized Shares. The Corporation has authority to issue 199,992,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and 8,000 shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"). The Class A Common Stock shall have the following rights:

               (a) Rights. The holders of shares of Class A Common Stock shall have all rights, including, but not limited to, dividend, distribution, liquidation and other rights of holders of shares of Common Stock; provided, however, that holders of shares of Class A Common Stock shall not have voting rights.

               (b) Automatic Conversion. Provided the merger between Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), and Wellsford Residential Property Trust, a Maryland real estate investment trust ("Wellsford"), is approved by the shareholders of Wellsford and EQR, then immediately prior to the distribution by Wellsford to its common shareholders of all of the outstanding shares of the Corporation owned by it, as contemplated by the Contribution and Distribution Agreement, which is Exhibit B to the Agreement and Plan of Merger, dated as of January 16, 1997, by and between EQR and Wellsford, (i) all of the outstanding shares of Class A Common Stock shall automatically, and without any action on the part of the holders of shares of Common Stock or Class A Common Stock, be converted into shares of Common Stock at the conversion rate of one share of Common Stock for each share of Class A Common Stock and (ii) any authorized but unissued shares of Class A Common Stock shall be reclassified as authorized but unissued shares of Common Stock.

The aggregate par value of all authorized shares of stock having par value is $2,000,000.

          Section 6.2 Reclassified Shares. The Board of Directors may reclassify any unissued shares of stock from time to time in one or more classes or series of stock. Prior to issuance of reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.2 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

          Section 6.3 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws.

                                ARTICLE VII
                  INDEMNIFICATION AND ADVANCE OF EXPENSES

          The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, manager or member of another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or
(b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                               ARTICLE VIII
                                AMENDMENTS

          The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth in the following sentence, any amendment to the charter shall be valid only if approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.1, Section 5.5 or this sentence of the charter or any amendment to the charter providing that the stockholders of the Corporation may approve an action by a lesser percentage of votes than that required by law shall be valid only if approved by the affirmative vote of two thirds of all the votes entitled to be cast on the matter.

                                ARTICLE IX
                          LIMITATION OF LIABILITY

          To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this
Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          THIRD: The amendment to and restatement of the charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

          FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

          FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

          SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

          SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 2,000 shares of Common Stock, $.01 par value per share, and 8,000 shares of Class A Common Stock, $.01 par value per share. The aggregate par value of all shares of stock having par value was $100.00.

          EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 200,000,000, consisting of 199,992,000 shares of Common Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $2,000,000.

          NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned

President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of ____________, 1997.


ATTEST:                            WELLSFORD REAL PROPERTIES, INC.



__________________________         By:_________________________(SEAL)
                  Secretary                           President

                      WELLSFORD REAL PROPERTIES, INC.

                                  BYLAWS

                                 ARTICLE I

                                  OFFICES

     Section 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.

     Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

     Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

     Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors during the month of May in each year.

     Section 3. SPECIAL MEETINGS. The chairman of the board, president, chief executive officer or Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting.

     Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

     Section 5. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

     Section 6. ORGANIZATION. At every meeting of stockholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

     Section 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

     Section 9. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of the stock owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 10. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

     Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

     Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

     Section 11. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          Section 12.  NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.

          (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this

Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this
Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

          (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such nomination or proposal shall be disregarded.

               (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (3)  Notwithstanding the foregoing provisions of this
Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                                ARTICLE III

                                 DIRECTORS

          Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.


          Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.


          Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

          Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

          Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each director at his business or residence address. Notice by personal delivery, by telephone or a facsimile transmission shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

          Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

          The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

          Section 7. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute.

          Section 8. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          Section 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

          Section 10. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Any vacancy on the Board of Directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, although such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Any individual so elected as director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.

          Section 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 12. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

          Section 13. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

          Section 14. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

         Section 15. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                ARTICLE IV

                                COMMITTEES

          Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

          Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

          Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee.
The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or a majority of the members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

          Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

          Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

          Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.


                                 ARTICLE V

                                 OFFICERS

          Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a chief executive officer, a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the chief executive officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

          Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

          Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

          Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

          Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

          Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

          Section 7. CHAIRMAN OF THE BOARD. The Board of Directors shall designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present and shall in general oversee all of the business and affairs of the Corporation. The Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the directors or these Bylaws to some other officer of the Corporation or shall be required by law to be otherwise executed. The chairman of the board shall perform such other duties as may be assigned to him or them by the Board of Directors.

          Section 8. PRESIDENT. The president or chief executive officer, as the case may be, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the chairman of the board, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

          Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

          Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

          The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Corporation.

          If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chairman of the board, the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

          Section 13. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

                                ARTICLE VI

                   CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

          Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

          Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                ARTICLE VII

                                   STOCK

          Section 1. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

          Section 2. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

          Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

          Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.


          Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

          In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

          If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

          When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

          Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

          Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                               ARTICLE VIII

                              ACCOUNTING YEAR

          The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                ARTICLE IX

                               DISTRIBUTIONS

          Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter.

          Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                              ARTICLE X

                             INVESTMENT POLICY

          Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

                                ARTICLE XI

                                   SEAL

     Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words
"Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

     Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                ARTICLE XII

                  INDEMNIFICATION AND ADVANCE OF EXPENSES

     To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or any other enterprise as a director, officer, partner, trustee, manager or member of such corporation, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or
(b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

     Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                               ARTICLE XIII

                             WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                ARTICLE XIV

                            AMENDMENT OF BYLAWS

     The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                                 EXHIBIT D


     1. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Maryland and has the corporate power to own its properties and to carry on its business as presently conducted by it.

     2. The Company has the requisite corporate power and authority to execute, deliver and perform the obligations set forth in the Agreement and the Registration Rights Agreement, each of which has been duly authorized by all necessary corporate action, and the execution and performance of which will not conflict with, or result in a breach of the Company's Articles of Incorporation or Bylaws or, to the best of our knowledge and belief without any duty of inquiry, any order, writ, injunction or decree of any court or governmental authority, or any of the material terms, conditions or provisions of any agreement or instrument to which the Company is a party or by which the Company is bound.

     3. The Agreement and the Registration Rights Agreement have been duly executed and delivered by a duly authorized officer of the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms. [BANKRUPTCY EXCEPTION]

     4. The Class A Common Stock issued to Purchaser on the date of this opinion pursuant to the terms of the Agreement shall be duly and validly issued, fully paid and nonassessable.

     5. The Preferred Stock issuable pursuant to the terms of the Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Agreement, shall be duly and validly issued, fully paid and nonassessable.

     6. The Common Stock issuable upon conversion of the Class A Common Stock and Preferred Stock and upon exercise of the Warrants has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company's Articles of Incorporation and the Articles
Supplementary, shall be duly and validly issued, fully paid and nonassessable.

                                 EXHIBIT E

    To be completed upon filing of the Company's Registration Statement

                                 EXHIBIT F

                       REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT is made as of the ____ day of ____________, 1997, by and among WELLSFORD REAL PROPERTIES, INC., a Maryland corporation (the "Company"), and ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership, and its successors, assigns and transferees (herein referred to collectively as the "Holders" and individually as a "Holder").

                           W I T N E S S E T H:

     WHEREAS, on the date hereof, Holder and the Company have entered into that certain Common Stock and Preferred Stock Purchase Agreement (the "Stock Purchase Agreement");

     WHEREAS, pursuant to the terms of the Stock Purchase Agreement, Holder is obligated to purchase shares of Class A common stock, par value $.01 per share, of the Company ("Class A Common Stock") and Series A 8% Convertible Redeemable Preferred Stock of the Company (the "Preferred Stock");

     WHEREAS, pursuant to the Articles Supplementary classifying the Preferred Stock attached as Exhibit A to the Stock Purchase Agreement ("Articles Supplementary"), the Holder shall have the right to convert all or any of the outstanding shares of Preferred Stock into shares of common stock, par value $.01 per share, of the Company (the "Common Stock");

     WHEREAS, pursuant to the Articles of Incorporation of the Company, the Holder shall have the right to convert all or any of the outstanding shares of Class A Common Stock into shares of Common Stock; and

     WHEREAS, the Company has agreed to provide the Holders with certain registration rights as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

     1.   Definitions.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

     "Demand Notice" shall have the meaning set forth in Section 2 hereof.

     "Effective Date" shall mean the date of this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Holder" or "Holders" shall have the meaning set forth in the preamble.

     "Person" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in a Registration Statement, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Public Sale" shall mean a public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act.

     "Registrable Securities" shall mean the Shares, excluding (i) Shares for which a Registration Statement relating to the sale thereof by the Holder shall have become effective under the Securities Act and which have been disposed of by the Holder under such Registration Statement, and
(ii) Shares sold or otherwise distributed pursuant to Rule 144 under the Securities Act.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all SEC or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons engaged by the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 4(a)(viii) hereof, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters, if any, required by or incident to such performance and compliance, and (vi) the fees and disbursements of counsel representing a selling Holder. Registration Expenses shall specifically exclude underwriting discounts and commissions, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a selling Holder, all of which shall be borne by such Holder in all cases.

     "Registration Notice" shall have the meaning set forth in Section 3 hereof.

     "Registration Statement" shall mean a registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act which covers the Registrable Securities requested by Holders to be covered by such registration statement, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "Requesting Holder" shall mean each Holder who requests to participate in an underwritten public offering of Company Common Stock.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shares" shall mean Preferred Stock issuable or issued, Common Stock issuable or issued upon conversion of all or any portion of the shares of Preferred Stock or Class A Common Stock and Common Stock issuable or issued upon the exercise of warrants issued pursuant to the Articles
Supplementary.

     2.   Registration Under the Securities Act.

          (a) Filing of Registration Statement. After one (1) year from the Effective Date hereof, as promptly as practicable after written notice (a "Demand Notice") from the Holder requesting that the Company effect the registration under the Securities Act of Registrable Securities having an aggregate fair market value of $5,000,000 during the period three (3) years from the Effective Date hereof ("Initial Period") or $7,500,000 at any time after the Initial Period, the Company shall cause to be filed promptly a Registration Statement or an amendment to a Registration Statement as determined by the Company providing for the resale by the Holder of Registrable Securities in accordance with the terms hereof and will use its best efforts to cause any such Registration Statement to be declared effective by the SEC as soon as reasonably practicable. Notwithstanding the foregoing, Holder shall only have the right to deliver one Demand Notice during any calendar year; provided, however, that during the period five
(5) years from the Effective Date hereof Holder shall not deliver more than four (4) Demand Notices in the aggregate. Any such registration request by Holder shall include all Shares which may be included in such Registration Statement at such time. The Company agrees to use its best efforts to keep any such Registration Statement continuously effective under the Securities Act until such Shares covered thereby are no longer Registrable Securities and further agrees to supplement or amend the Registration Statement, if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for such Registration Statement. The Company may elect to register all Shares at any time.

          (b) Expenses. The Company shall pay all Registration Expenses in connection with any Registration Statement filed pursuant to this
Section 2.

          (c) Inclusion in Registration Statement. The Company may require each Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed offer or sale by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. Any Holder who does not provide the information reasonably requested by the Company in connection with the

Registration Statement as promptly as practicable after receipt of such request, but in no event later than ten (10) days thereafter, shall not be entitled to have its Registrable Securities included in the Registration Statement.

     3.   Incidental Registration.

     If the Company proposes to register any shares of Common Stock for Public Sale pursuant to an underwritten offering under the Securities Act (whether proposed to be offered for sale by the Company or by any other Person) it will give prompt written notice (a "Registration Notice") to the Holders of its intention to do so. Upon the written request of any Holder (a "Requesting Holder") delivered to the Company within fifteen (15) Business Days after the receipt of a Registration Notice, which request shall specify the number of Registrable Securities intended to be disposed of by such Requesting Holder, the Company shall include the Shares specified in the request of such Requesting Holder in the registration statement; provided, however, the Registrable Securities requested by such Requesting Holder to be included in the Registration Statement shall have an aggregate fair market value of $5,000,000 during the Initial Period or $7,500,000 thereafter. The Company will not be required to effect any registration pursuant to this Section 3 if the Company shall have been advised in writing (with a copy to each Requesting Holder) by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of securities that, in such firm's opinion, a registration at that time of additional securities would materially and adversely affect the offering, in which case in the discretion of the Company, either:

          (i) the Registrable Securities of the Requesting Holders shall nevertheless be included in such Registration Statement subject to the condition that the Requesting Holders may not offer or sell their Registrable Securities included therein for a period of at least 90 days after the initial effective date of such Registration Statement, or

          (ii) if the Company should reasonably determine that the inclusion of such Registrable Securities, notwithstanding the provisions of the preceding clause (i), would materially adversely affect the offering contemplated in such Registration Statement, and based on such determination recommends inclusion in such Registration Statement of fewer or none of the Registrable Securities of the Requesting Holders, then (x) the number of Registrable Securities of the Requesting Holders included in such Registration Statement shall be reduced, if the Company recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Requesting Holders shall be included in such Registration Statement, if the Company recommends the inclusion of none of such Registrable Securities; provided, however, that if Registrable Securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by the Requesting Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

 Notwithstanding the foregoing, Holder shall only have the right to deliver one Registration Notice during any calendar year; provided, however, that during the period five (5) years from the Effective Date hereof Holder shall not deliver more than four (4) Registration Notices in the aggregate.


     With respect to any proposed sale by the Holder of Registrable Securities pursuant to this Section 3 the Company shall pay all Registration Expenses.

     No registration of Registrable Securities effected under this Section 3 shall relieve the Company of its obligation to effect registrations of Registrable Securities pursuant to Section 2.

     The rights of the Holder under this Section 3 are solely incidental in nature, and nothing in this Section 3 shall prevent the Company from reversing a decision to file a Registration Statement pursuant to this
Section 3 or from withdrawing any such Registration Statement before it has become effective.

     The incidental registration rights granted pursuant to this Section 3 shall not apply to (a) a registration relating to employee or director stock option, purchase or other employee benefit plans, (b) a registration related to a dividend reinvestment or share purchase plan or (c) a registration on Form S-4 or Form S-8.

     4.   Registration Procedures.

          (a) Obligations of the Company. In connection with any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall:

               (i) cause the Registration Statement to be available for the sale of the Registrable Securities by Holders in one or more transactions, in negotiated transactions, through the writing of options on the Registrable Securities, or a combination of such methods of sale, and to comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and in the event the Company is listed on the Nasdaq National Market System ("NMS"), in one or more transactions on NMS or otherwise in special offerings, exchange distributions or secondary distribution pursuant to and in accordance with the rules of the NMS, in the over-the-counter market;

               (ii) (A) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement as may be necessary to keep each such Registration Statement effective for the applicable period;
                    (B) cause the Prospectus included in each such Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act;
                    (C) respond promptly to any comments received from the SEC with respect to each Registration Statement, or any amendment, post-effective amendment or supplement relating thereto; and (D) comply with the provisions of the Securities Act applicable to issuers registering securities under the circumstances provided herein with respect to the disposition of securities covered by each Registration Statement, except as otherwise provided in Section 3 hereof;

               (iii) furnish to each Holder of Registrable Securities, without charge, as many copies of each Prospectus, and any amendment or supplement thereto and such other documents as they may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of the Prospectus, by each such Holder of Registrable Securities, in connection with the offering and sale of the Registrable Securities covered by the Prospectus;

               (iv) notify promptly each Holder of Registrable Securities and confirm such advice in writing (A) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (B) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and
                    (C) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading;

               (v) use its best effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

               (vi) use its best efforts to register or qualify the
                    Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this

                    Section 4(a)(vi), (B) subject itself to taxation in any such jurisdiction, or (C) submit to the general service of process in any such jurisdiction;

               (vii)     upon the occurrence of any event contemplated by
                         Section 4(a)(iv)(C) hereof, use its best efforts promptly to prepare and file a supplement or prepare, file and obtain effectiveness of a post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (viii) use its best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed;

               (ix) provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement or amendment thereto relating to such Registrable Securities;

               (x) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earning statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

               (xi) use its best efforts to cause the Registrable
                    Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable Holders to consummate the disposition of such Registrable Securities.

          (b) Obligations of Holders. In connection with and as a condition to the Company's obligations with respect to a Registration Statement pursuant to Sections 2 and 3 hereof and this Section 4, each Holder agrees that (i) it will not offer or sell its Registrable Securities under the Registration Statement until it has received copies of the supplemental or amended Prospectus contemplated by Section 4(a)(ii) hereof and receives notice that any post-effective amendment has become effective; and (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(iv)(C) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 4(a)(vii) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          Each Holder will furnish to the Company all information relating to the Holder required by the Securities Act to be included in the Registration Statement.

          The Company may require, as a condition to fulfilling its obligations to register the Registrable Securities under Sections 2 or 3 hereof, that the Holders execute reasonable and customary indemnification agreements for the benefit of the underwriters of the registration; provided, however, that the Holders may not be required to indemnify the Company's underwriters except with respect to information relating to the Holders furnished by the Holders for use in such Registration Statement.

          (c) Lockup. In the event the Company proposes to effect the distribution of its securities through an underwritten public offering, each Holder who then beneficially owns in excess of 100,000 shares agrees for a period of time, beginning seven (7) days prior to the pricing of such offering and ending thirty (30) days after such pricing that such Holder will forthwith cease any sale or other disposition of any of the Registrable Securities during such period of time, if requested in writing by the Company or representatives of the underwriters for any such underwritten public offering; provided, however, that Holders shall not be subject to more than one Lockup Period during any twelve (12) month period.

          (d) Postponement. The Company shall be entitled to postpone for a reasonable period of time (but not in excess of 60 days) the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to Section 2 hereof, if the Board of Directors of the Company determines, in its reasonable judgment, that such registration and offering would materially interfere with any proposed financing, acquisition, corporate reorganization or other material transaction involving the Company, and the Company gives the Holders written notice of such determination within fourteen (14) days of its receipt of a Demand Notice.

     5.   Indemnification; Contribution.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each officer and director of such Holder, and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this
Section 5(a) does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (b) Indemnification by the Holders. Each Holder severally agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any other selling Holder within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof (except that any settlement described in Section 5(a)(ii) shall be effected only with the written consent of such Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (i) any untrue statement or omission, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto), or (ii) such Holder's failure to deliver a Prospectus to any purchaser of Registrable Securities where such a delivery obligation was applicable to such Holder's sale of Registrable Securities and such Holder had been provided with a reasonable number of copies of such Prospectus for the relevant deliveries thereof. In no event shall the liability of any Holder under this Section 5(b) be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party
(i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 5(a) or (b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 5(a) or (b) above. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified parties defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to one separate counsel at the indemnifying party's expense. If an indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, such indemnifying party's counsel shall be entitled to conduct the defense of such indemnified party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding. The indemnification obligations provided pursuant to Sections 5(a) and (b) hereof survive, with respect to a Holder, the transfer of Registrable Securities by such Holder, and with respect to a Holder or the Company, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

          (d)  Contribution.

               (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Holders, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnified party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

               (ii) The Company and the Holders agree that it would not be just or equitable if contribution pursuant to this
                    Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder would otherwise have been required to pay by reason of such untrue statement or omission.

               (iii) Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each Person, if any, who controls a Holder within the meaning of
                         Section 15 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

               (iv) The contribution provided for in this Section 5(d)
                    shall survive, with respect to a Holder, the transfer of Registrable Securities by such Holder, and with respect to a Holder or the Company, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

     6.   Rule 144 Sales.

          (a) Reports. The Company covenants that it will file the reports required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required to enable such Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

          (b) Certificates. In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request at least two (2) business days prior to any sale of Registrable Securities.

          (c) Opinion That Shares Not Required to be Registered. The Company shall not be required to fulfill any registration obligations under this Agreement if the Company provides the Holder who desires to sell Registrable Securities with an opinion, satisfactory to Holder in its reasonable discretion, of counsel, satisfactory to Holder in its reasonable discretion, stating that (i) the Holder is free to sell the Registrable Securities that they desired to register in the manner proposed by such Holder (including but, not limited to, an underwritten offering), without registering such Registrable Securities, or (ii) such Registrable Securities can be sold under Rule 144 of the Securities Act or otherwise without registration in the open market in compliance with the Securities Act.

     7.   Miscellaneous.

          (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders of a majority in amount of the outstanding Registrable Securities; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Sections 2, 3, 4, 5, 6 or 7 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities, as the case may be. Notice of any amendment, modification or supplement to this Agreement adopted in accordance with this Section 7(a) shall be provided by the Company to each Holder of Registrable Securities at least fifteen (15) days prior to the effective date of such amendment, modification or supplement.

          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(b), which address initially is, with respect to each Holder, the address set forth next to such Holder's name on the books and records of the Company, or (ii) if to the Company, at:
Wellsford Real Properties, Inc., 610 Fifth Avenue, 7th Floor, New York, New York 10020, Attention: President, Fax No. (212) 333-2323.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three
(3) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

          (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the Company and the Holder, including without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities, as the case may be, shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

          (d) Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          (f) Specific Performance. The Company and the Holders hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

          (g) Entire Agreement. This Agreement is intended by the Company and the Holder as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company and the Holder in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings of the Company and the Holder with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        WELLSFORD REAL PROPERTIES, INC.

                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________


                                        ERP OPERATING LIMITED PARTNERSHIP



                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                 EXHIBIT G

     A.   Certain Definitions.

          "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Beneficial Ownership" shall mean ownership of stock by a REIT who would be treated as an owner of such shares of stock under
     Section 856(c)(5) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

          "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Common Stock" shall mean the common stock, $.01 par value per share, of the Corporation.

          "Class A Common Stock" shall mean the Class A common stock, $.01 par value per share, of the Corporation.

          "Closing Date" shall mean ____________.

          "Control" including the terms "Controlling", "Controlled by" and "under common Control with", shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Corporation" shall mean Wellsford Real Properties, Inc.

          "Liquidation Value," when used in connection with Series A 8% Convertible Redeemable Preferred Stock, shall mean $25.00 per share.

          "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, or government, or any agency or political subdivision thereof.

          "Preferred Stock" shall mean all shares of capital stock having a preference in any manner to the Common Stock or Class A Common Stock.

          "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

          "REIT Ownership Limit" shall initially mean nine and nine-tenths percent (9.9%) of the value of the outstanding Voting Stock of the Corporation.

          "Responsible Officer" of any corporation shall mean any executive officer of such corporation, and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of these Articles.

          "Transfer" shall mean any sale, transfer, redemption, gift, hypothecation, pledge, assignment, devise or other disposition of Voting Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

          "Triggering Event" shall mean any event undertaken or caused by the Corporation, which would result in ERP Operating Limited
     Partnership ("ERP Operating Partnership"), Equity Residential Properties Trust or any Affiliate of either of them collectively to Beneficially Own shares of the outstanding Class A Common Stock in excess of the REIT Ownership Limit.

          "Voting Stock" shall mean the Class A Common Stock and any other outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     B.   Terms.

          (1) Rights. The holders of Class A Common Stock shall have all rights, including, but not limited to, voting, dividend, distribution, liquidation and other rights of holders of shares of Common Stock; provided, however, holders of Class A Common Stock shall have such additional rights as provided herein.

          (2) Voting Rights. The holders of the Class A Common Stock, as a class, shall be entitled to elect one (1) member (the "Class A Director") of the Board of Directors of the Corporation so long as (i) ERP Operating Partnership is obligated to purchase Preferred Stock pursuant to that certain Common Stock and Preferred Stock Purchase Agreement dated as of _____________, 1997 between ERP Operating Partnership and the Corporation; (ii) ERP Operating Partnership has obligations pursuant to that certain Agreement Regarding Palomino Park dated as of __________, 1997 between ERP Operating Partnership and the Corporation; (iii) ERP Operating Partnership has obligations pursuant to that certain Credit Enhancement Agreement dated as of ___________, 1997 between ERP Operating Partnership and the Corporation; or (iv) the aggregate Liquidation Value of the shares of Series A 8% Convertible Redeemable Preferred Stock of the Corporation owned by ERP Operating Partnership is greater than $10,000,000; provided, however, in no event shall the period during which the holders of the Class A Common Stock are entitled to elect the Class A Director be less than two (2) years from the Closing Date. The Class A Director may be removed without cause, only by the affirmative vote of a majority of the Class A Common Stock electing such director and with "cause" (as defined herein) only by the vote of 75% of the Directors (including the Class A Director) then in office. For purposes of these Articles, "cause" shall mean (i) the conviction of the Class A Director of any felony involving moral turpitude, fraud or misrepresentation or (ii) a material fraud by the Class A Director or a material breach of fiduciary duty by the Class A Director in the performance of his duties as a director of the Corporation.

          (3)  Optional Conversion.

               (a) Holders of Class A Common Stock shall have the right, exercisable at any time and from time to time to convert all or any of such Class A Common Stock into Common Stock at a conversion rate of one share of Common Stock for each share of Class A Common Stock so converted, subject to adjustment (the "Conversion Rate"). Upon conversion, no adjustment or payment will be made for distributions, but if any holder surrenders Class A Common Stock for conversion after the close of business on the record date for the payment of a dividend or distribution and prior to the opening of business on the related payment date of such dividend or distribution then, notwithstanding such conversion, the dividend or distribution payable on such payment date will be paid to the registered holder of such shares on such record date.

               (b) Any holder of one or more shares of Class A Common Stock electing to convert such share or shares shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Stock, with the form of notice of election to convert as the Corporation shall prescribe fully completed and duly executed and (if so required by the Corporation or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Stock upon said date.

               (c) If a holder converts shares of Class A Common Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Corporation any amount required by the last sentence of subparagraph (3)(a) hereof.

               (d) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the then outstanding Class A Common Stock. All Common Stock which may be issued upon conversion of Class A Common Stock shall be validly issued, fully paid and nonassessable, and not subject to preemptive or other similar rights. In order that the Corporation may issue Common Stock upon conversion of Class A Common Stock, the Corporation will endeavor to comply with all applicable federal and state securities laws and will endeavor to list such Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed.

               (e) The Conversion Rate in effect at any time shall be subject to adjustment from time to time as follows:

                    (i) In case the Corporation shall (1) reclassify the outstanding Common Stock into shares of some other class or series of shares, (2) subdivide the outstanding Common Stock into a greater number of shares of Common Stock or (3) combine the outstanding Common Stock into a smaller number of shares of Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of Class A Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Class A Common Stock been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (3)(e)(i) shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                    (ii) The Market Price per share of the Common Stock on
               any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing forty-five (45) trading days before the date in question. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common Stock or, in case no reported sale takes place, the average of the closing bid and asked prices, on Nasdaq or any comparable system, or if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

                    (iii) In any case in which this subparagraph (3) shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer (but only until five Business Days following the mailing of the notice described in subparagraph (3)(j)) issuing to the holder of any Class A Common Stock converted after such record date the Common Stock and other shares of capital stock of the Corporation issuable upon such conversion over and above the Common Stock and other shares of capital stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue appropriate evidence of the right to receive such shares.

               (f) No adjustment in the Conversion Rate shall be required until cumulative adjustments result in a change of 1% or more of the conversion price as in effect prior to the last adjustment of the Conversion Rate; provided, however, that any adjustment which by reason of this subparagraph (3)(f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph (3) shall be made to the nearest cent ($.01) or the nearest one-hundredth (1/100) of a share, as the case may be.

               (g) In the event that, as a result of an adjustment made pursuant to subparagraph (3)(e), the holder of any Class A Common Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, thereafter the number of such other shares so receivable upon conversion of any Class A Common Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this subparagraph (3).

               (h) The Corporation may make such increases in the Conversion Rate, in addition to those required by subparagraphs
          (3)(e), as is considered to be advisable in order that any event treated for federal income tax purposes as a distribution of shares or share rights shall not be taxable to the recipients thereof.

               (i) Whenever the Conversion Rate is adjusted, the Corporation shall promptly mail to all holders of record of Class A Common Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Corporation setting forth the adjusted Conversion Rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the Class A Common Stock.

               (j)  In the event that:

                    (i) the Corporation takes any action which would require an adjustment in the Conversion Rate, or

                    (ii) the Corporation consolidates or merges with, or
                         transfers all or substantially all of its assets to, another corporation and shareholders of the Corporation must approve the transaction,

          a holder of Class A Common Stock may wish to convert some or all of such shares into Common Stock prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets which a holder of Common Stock on that date may receive. Therefore, the Corporation shall mail to holders of Class A Common Stock a notice stating the proposed record or effective date of the transaction, as the case may be. The Corporation shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clauses (i) or (ii) of this subparagraph (3)(j).

               (k) If any of the following shall occur, namely: (i) any reclassification or change of outstanding Common Stock issuable upon conversion of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding Common Stock or (iii) any sale, transfer or lease of all or substantially all of the property or business of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or lease, provide in its charter document that each share of Class A Common Stock shall be convertible into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or lease by a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Class A Common Stock immediately prior to such reclassification, change, consolidation, merger, sale, transfer or lease. Such charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this subparagraph (3). If, in the case of any such reclassification, change, consolidation, merger, sale, transfer or lease, the shares of stock or other securities and property (including cash) receivable thereupon by a holder of the Common Stock includes shares of stock or beneficial interest or other securities and property of a corporation or other entity other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, transfer or lease, then the charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of Class A Common Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this subparagraph (3)(k) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

               No holder of Class A Common Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation.

          (4) Automatic Conversion. Any outstanding shares of Class A Common Stock shall automatically convert, at the Conversion Rate, into shares of Common Stock upon the Transfer of such shares of Class A Common Stock to any Person other than an Affiliate of Equity Residential Properties Trust or ERP Operating Partnership. Such automatic conversion shall be deemed to have occurred on the date of such Transfer.

          (5) Purchase of Shares of Voting Stock in Excess of REIT Ownership Limit. If, notwithstanding the other provisions contained in these Articles, a Triggering Event shall occur, then the Corporation shall (i) immediately deliver written notice of such Triggering Event to each of Equity Residential Properties Trust and ERP Operating Partnership and (ii) purchase such shares of Class A Common Stock in excess of the REIT Ownership Limit at a price per share equal to the Market Price per share of the Common Stock no later than 25 days following the date of the Triggering Event which resulted in the REIT Beneficially Owning Class A Common Stock in excess of the REIT Ownership Limit.